MGI PROPERTIES LIQUIDATING TRUST

September 17, 2002

RE:         FINAL  LIQUIDATING  DISTRIBUTION  OF  $.455  PER  UNIT  AND
            2002  FEDERAL  INCOME  TAX  INFORMATION

To the Unit Holders of Beneficial Interests in MGI Properties Liquidating Trust:

We are pleased to inform you that MGI Properties Liquidating Trust (the "Trust")
recently  completed  the  sale of its  sole  remaining  property  receiving  net proceeds of  approximately  $2,867,000.  Accordingly,  on August 28,  2002,  the
Trustees  declared a final liquidating  distribution of $.455 per Unit,  payable
September 17, 2002.

             THE TRUST WILL TERMINATE EFFECTIVE SEPTEMBER 17, 2002.

The final liquidating  distribution of $.455 per Unit is enclosed herewith. Cash liquidating  distributions  inclusive  of the $.455 per Unit will total  $29.915 since the  commencement of the liquidation of MGI Properties.  The Trust will be terminated following the distribution.

The $.455 per Unit distributed  herewith is not a taxable  distribution and will not be  reported  on Form  1099 for 2002.  This  distribution  together  with an earlier  (2001)  $.45 per Unit  distribution  represents  a portion  of the cash realization of the $1.0232 per Unit non-cash  distribution reported as the final liquidating distribution from MGI Properties.

Please note that cash  distributions  from the Trust of $.905 are  approximately
$.115 per Unit lower than the non-cash  distribution  reported on your 2000 Form
1099. This shortfall  represents  liquidating  expenses and the loss incurred on the disposition of the final property held by the Trust. These expenses and loss are  reflected  in the  annual  income  tax  information  provided  by the Trust including the final 2002 Federal tax information that accompanies this Notice.

The enclosed  final 2002 Federal tax  information  relates to your  ownership of
Unit(s) in the Trust.  Please retain this information  since it will be the only one mailed to you about your 2002 taxes. Since the Trust is treated as a grantor trust for income tax purposes,  you are required to report an allocable  portion of all items of Trust income,  gain,  loss,  deduction and credit (Tax Items) on your Federal income return.

If you have questions  following  this final  liquidating  distribution,  please write to: P.O. Box 1186, Boston, MA 02103. While the Trust will no longer retain office space,  one or more of the Trust's  former  officers will be available to review correspondence periodically.

It has been a great honor for all of us to represent our investors.

Sincerely,

W. Pearce Coues
Chairman of the Board of Trustees

MGI Properties Liquidating Trust                        Federal I.D. #04-3532592

                                      FINAL
                                      -----

                       2002 FEDERAL INCOME TAX INFORMATION
                       -----------------------------------

The Schedule on the reverse side provides information relating to the amount and character of the Tax Items for the Trust's tax year ending September 17, 2002 to be used in  preparing  your  2002  income  tax  returns.  Please  note  that the information  supplied on the Schedule is on a per Unit basis and your income tax returns must reflect your share of the Tax Items for all of your Units.  The Tax
Items  reflect,  in the  aggregate,  a loss of $.1253  per  Unit.  If, by way of example, you hold 1,000 Units, your Tax Items, in the aggregate, would reflect a loss of $125.30.

You can use the Schedule to calculate your share of the Tax Items by multiplying the  Amount  per  Unit of each  Tax Item by the  Number  of  Units  you held and entering  the product as the Taxable  Amount.  The number of Units you  received upon liquidation is equal to the number of shares you held in MGI Properties. If you are an  individual,  you should  report  your share of the Tax Items on Form
1040 in the manner indicated on the Schedule. Because 2002 tax forms are not yet available,  the Form 1040  Schedule  line  references  could  change  from those indicated on the Schedule, which are based on 2001 tax forms.

This is the only  information  you will  receive  about your 2002 taxes.  Please retain this form.

If you acquired  your Units other than upon the  liquidation  of MGI  Properties
(e.g., you inherited your Units),  the income tax consequences of your ownership of Units may differ from those described in this letter.

All Unit holders are urged to consult their own tax advisors  concerning the tax consequences and the reporting of the Tax Items.

Units held in street name, please communicate with your bank or broker.

Registered Unit holders please communicate with EquiServe (800) 730-6001

                   P.O. Box 1186, Boston, Massachusetts 02103

                                    SCHEDULE

TAX ITEM:                                   AMOUNT             NO. OF              TAXABLE
                                            PER UNIT           UNITS               AMOUNT        FORM 1040

1.  Interest Income:
    a) U.S. Gov't Obligations               0.000000      x               =
    b) All Other                            0.005337      x               =
    c) Total Interest Income (1a+1b)        0.005337      x               =                      Line   1, Schedule B

2.  Rental Income:1
    a) Income
        1. Rents Received                   0.037028      x               =                      Line   3, Schedule E

    b) Expenses
        1. Cleaning and Maintenance         0.002202      x               =                      Line   7, Schedule E
        2. Insurance                        0.002298      x               =                      Line   9, Schedule E
        3. Management Fees                  0.001774      x               =                      Line 11, Schedule E
        4. Mortgage Interest                0.007143      x               =                      Line 12, Schedule E
        5. Repairs                          0.000492      x               =                      Line 14, Schedule E
        6. Taxes                            0.003195      x               =                      Line 16, Schedule E
        7. Utilities                        0.001631      x               =                      Line 17, Schedule E
        8. General and Administrative       0.013091      x               =                      Line 18, Schedule E

     c) Depreciation Expense                0.003186      x               =                      Line 20, Schedule E

3.  Net section 1231 gain(loss)2           -0.044918      x               =                      Line 2, Form 4797

4.  Trust Expenses                           .087688                                             Line 22, Schedule A

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1 Part I, Question 1 of Schedule E (Form 1040) should be completed as follows if this is the only information you are reporting on Schedule E:

                        A.          Shopping Center
                                    Fowler Avenue and 56th Street
                                    Temple Terrace, Florida

                Part I, Question 2 of Schedule E (Form 1040) should be completed by answering No for "A".

2 Part 1(a),  Line 2 of Form 4797  "Depreciation  of  Property"  can be shown as
"Share of section 1231 loss - MGI Properties Liquidating Trust."